Exhibit 3.14
BYLAWS
OF
AMPAC FARMS, INC.
ARTICLE I
Offices
          1.01 Business Offices. The principal office of the corporation shall be located at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109. The corporation may have such other offices, either within or outside Nevada, as the board of directors may designate or as the business of the corporation may require from time to time.
          1.02 Registered Office. The registered office of the corporation required by the General Corporation Law of the State of Nevada to be maintained in Nevada shall initially be located at the principal office of the corporation set forth above. The address or location of the registered office may be changed from time to time by the board of directors.
ARTICLE II
Shareholders
          2.01 Annual Meeting. An annual meeting of the shareholders shall be held on the first Tuesday of the month of March of each year, or on such other date as may be determined by the board of directors, beginning with the year 1993, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these Bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.
          2.02 Special Meetings. Subject to the provisions of the articles of incorporation of the corporation, and notwithstanding the fact that some lesser percentage may be specified by law, special meetings of the shareholders of the corporation shall not be called except (i) pursuant to a resolution adopted by the board of directors; or (ii) by the chairman of the board, the vice chairman or the president acting on the written application of shareholders owning eighty percent (80%) or more of each class of stock of the corporation entitled to vote on matters submitted to the shareholders of the corporation. Subject to the foregoing, special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called.
          2.03 Place of Meeting. Each meeting of the shareholders shall be held at such place, either within or outside Nevada, as may be designated in the notice of meeting, or if no place is designated in the notice, at the principal office of the corporation in Las Vegas, Nevada.
          2.04 Notice of Meeting. Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by first class, certified or registered mail, by or at the direction of the president, or the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive notices mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. If requested by a person or persons, other than the corporation, lawfully calling a meeting, the secretary shall give notice of such meeting at the expense of the corporation.
          2.05 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days nor less than ten days before the date set for the meeting at which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.
          2.06 Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days before such meeting, this record shall be kept on file at the principal office of the corporation, whether within or outside Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to the identity of the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.
          2.07 Proxies. At each meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. If a proxy designates two or more persons to act as proxies, a majority of such proxies present at the meeting, or, if only one is present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the proxies so designated, unless the written proxy otherwise specifies. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, but in no case shall a proxy remain in force for longer than seven years from the date of execution. Any written consent or proxy may be revoked by the shareholder, a transferee or the shareholder’s personal representative prior to the time that written consents of the number of shares required to authorize any proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Subject to the foregoing, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.
          2.08 Quorum. Except as otherwise required by the laws of Nevada or by the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at each meeting of the shareholders, and the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the shareholders, except for the election of directors, which shall be by plurality. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed thirty days at any one adjournment without further notice other than an announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.
          2.09 Voting of Shares. Each outstanding share of record, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to Section 2.11 of these Bylaws, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the General Corporation Law of the State of Nevada. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be permitted.
          2.10 Voting of Shares by Certain Holders. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
          Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.
          Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.
          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
          2.11 Action without a Meeting. Any action, except election of directors, required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without notice if authorized by a consent in writing, setting forth the action so taken, signed by shareholders holding at least a majority of the voting power of the corporation with respect to the subject matter thereof; provided, however, that if any greater proportion of the voting power would be required for such action at a meeting, then such greater proportion of written consents shall be required. Such consent (which may be signed in counterparts) shall have the same force and effect as a vote of the shareholders at a meeting of the shareholders duly called for such purpose, according to notice, and may be stated as such in any articles or document filed with the office of the Secretary of State of Nevada, pursuant to the General Corporation Law of the State of Nevada, or with any other governmental agency.

ARTICLE III
Board of Directors
          3.01 General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the General Corporation Law of the State of Nevada, the articles of incorporation or these Bylaws.
          3.02 Number and Qualifications of Directors. The number of Directors constituting the initial Board of Directors of this corporation is two (2); provided, however, that the Board of Directors may, at any meetings duly called according to notice, and by appropriate resolutions, increase the number of such Directors to as many as nine (9), and may decrease the number of such Directors to as few as three (3). Directors shall be chosen for a term of office of one year, or until their successors have been duly elected and qualified. Directors must be at least twenty-one years old but need not be residents of Nevada or shareholders of the corporation.
          3.03 Nomination of Directors. Subject to the provisions of the articles of incorporation of the Corporation, nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, and shall be deemed given if given personally or mailed by first-class United States mail, postage prepaid, to the Secretary of the corporation not less than ten (10) days, nor more than sixty (60) days, prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of nominations that are proposed by the board of directors shall be given by the chairman or President on behalf of the board.
          Each such notice shall set forth (i) the name, age and business address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the corporation, if any, that are beneficially owned by each such nominee or any “affiliate” or “associate” of such nominee, as those terms are defined in the Rules and Regulations issued under the Securities Exchange Act of 1934 in effect on August 1, 1990.
          The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman makes such a determination and declares it to the meeting, the defective nomination shall be disregarded.
          3.04 Resignation of Directors. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. The resignation of a director shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          3.05 Removal of Directors. As provided in the Articles of Incorporation of the corporation, any director or the entire board of directors may be removed from office at any time, but only for cause, and only by vote of the holders of not less than eighty percent (80%) of the shares of the corporation’s stock, cast at a meeting of the shareholders of the corporation called for that purpose.
          3.06 Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and thereafter until his successor shall have been duly elected and qualified. A vacancy shall be deemed to exist in the event of the death, resignation or removal of any director, or if there are newly created directorships in any class resulting from any increase in the number of directors.
          3.07 Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon as practicable thereafter, at the time and place, either within or outside Nevada, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The board of directors may provide by resolution the time and place, either within or outside Nevada, for the holding of additional regular meetings.
          3.08 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place, either within or outside Nevada, for holding any special meeting of the board called by them.
          3.09 Notice. Notice of each meeting of the board of directors stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery of written notice or by telephonic or telegraphic notice, except that in the case of a meeting to be held pursuant to Section 3.14 of this Article telephonic notice may be given one day prior thereto. The method of notice need not be the same to each director. Notice shall be deemed to be given, if mailed, when deposited in the United States Mail, with postage thereon prepaid, addressed to the director at his business or residence address; if personally delivered, when delivered to the director; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the director. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute or by the articles of incorporation.

          3.10 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
          3.11 Quorum and Voting. A majority of the number of directors fixed by Section 3.02, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy at any meeting of directors.
          3.12 Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at such meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.
          3.13 Executive and Other Committees. By one or more resolutions, the board of directors may designate from among its members an executive committee and one or more other committees, each of which to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors, except as prohibited by statute. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Rules governing procedures for the meeting of any committee of the board shall be as established by the committee, or in the absence thereof, by the board of directors.
          3.14 Meetings by Telephone. Unless otherwise provided by the articles of incorporation, members of the board of directors or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.
          3.15 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter thereof. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members, and may be stated as such in any articles or documents filed with the office of the Secretary of State of Nevada pursuant to the General Corporation Law of the State of Nevada, or with any other governmental agency.
ARTICLE IV
Officers and Agents
          4.01 Number and Qualifications. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also elect or appoint such other officers, assistant officers and agents, including a chairman of the board, additional vice presidents, a controller, assistant secretaries, and a treasurer or assistant treasurer, as they may consider necessary. Any person may hold more than one office. All officers must be at least twenty-one years old.
          4.02 Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be conveniently possible. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation or removal.
          4.03 Salaries. The salaries of the officers shall be as fixed from time to time by the board of directors. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.
          4.04 Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.
          4.05 Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors. An officer’s resignation shall take effect at the time specified therein; the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.
          4.06 Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the president, the board of directors or these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:
          (a) President. The president shall, subject to the direction and supervision of the board of directors, (i) be the chief executive officer of the corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) unless there is a chairman of the board, preside at all meetings of the shareholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to him by the board of directors. The president may sign, with any other officers thereunto authorized, certificates of stock of the corporation, and may sign and execute, in the name of the corporation, deeds, mortgages, bonds, debentures, notes and other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated to some other officer or agent. The President shall do and perform such other duties as may from time to time be prescribed by the board of directors or any Committee of the board of directors or the chairman of the board.
          (b) Vice Presidents. Any vice presidents shall, in the order of seniority determined by the board of directors, perform all duties incumbent upon the President during the absence or disability of the President and in general perform all duties incident to the office of vice president and as from time to time may be assigned by the board of directors. Any vice president may also sign, with any other officer thereunto authorized, certificates of stock of the corporation, and shall have such other powers and shall perform such other duties as from time to time may be prescribed by the board of directors, any committee of the board of directors, the chairman of the board or the president.
          (c) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board of directors; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be the custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation’s registered office or principal place of business within or outside Nevada a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; (vi) sign certificates representing stock of the corporation the issuance of which shall have been duly authorized; and (vii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.
          (d) Treasurer. The treasurer shall (i) keep correct and complete records of account, showing accurately at all times the financial condition of the corporation; (ii) be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the corporation; (iii) immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depository to be designated by the board of directors; and (iv) in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors.
          4.07 Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
ARTICLE V
Stock
          5.01 Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by statute.
          5.02 Certificates. The shares of stock of the corporation shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice-president and the secretary or an assistant secretary, and shall be sealed with the seal of the corporation or with a facsimile thereof. The signatures of the corporation’s officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. No certificate shall be issued until the shares represented thereby are fully paid.
          5.03 Consideration of Shares. Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.
          5.04 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may, in its discretion, require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.
          5.05 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his, her or its legal representative, who shall furnish proper evidence of authority to transfer, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. All certificates surrendered to the corporation for transfer shall be marked “Cancelled” with the date of cancellation and no new certificate issued in connection therewith unless all of the following are satisfied:
          (a) Endorsement. The surrendered certificate is properly endorsed by the registered holder or his, her or its duly authorized attorney;
          (b) Witnessing. The endorsement or endorsements required as aforesaid shall be guaranteed or notarized unless the secretary waives this requirement in writing;
          (c) Adverse Claims. The corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims; and
          (d) Collection of Taxes. Any applicable law relating to the collection of taxes imposed on or in connection with shares has been satisfied.
          5.06 Holders of Record. The corporation shall be entitled to treat the holder of record of any share of stock as the holder-in-fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Nevada.
          5.07 Transfer Agents, Registrars and Paying Agents. The board of directors may, in its discretion, appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.
          5.08 Assessment of Shares. Fully paid stock of the corporation shall not be subject to any further call or assessment.
ARTICLE VI
Indemnification
          6.01 Definitions. For purposes of this Article VI, the following terms shall have the meanings set forth below:
          (a) Action. Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative;
          (b) Derivative Action. Any Action by or in the right of the corporation to procure a judgment in its favor;

          (c) Third Party Action. Any Action other than a Derivative Action; and
          (d) Indemnified Party. Any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person is or was serving as trustee, plan administrator or other fiduciary.
          6.02 Third Party Actions. The corporation shall indemnify any Indemnified Party against expenses (including attorneys’ fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with any Third Party Action if, as determined pursuant to 6.05 below, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal Action, had no reasonable cause to believe his conduct was unlawful. The termination of any Third Party Action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create either a presumption that the Indemnified Party did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal Action, a presumption that the Indemnified Party had reasonable cause to believe that his conduct was unlawful.
          6.03 Derivative Actions. The corporation shall indemnify any Indemnified Party against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of any Derivative Action if, as determined pursuant to Section 6.05 below, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is or has been adjudged to be liable for gross negligence or intentional misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such Action was brought determines upon application that, despite the adjudication of liability and in view of all circumstances of the case, such Indemnified Party is fairly and reasonably entitled to indemnification for such expenses as such court deems proper. If any claim that may be made by or in the right of the corporation against any person who may seek indemnification under this Article VI is joined with any claim by any other party against such person in a single Action, the claim by or in the right of the corporation (and all expenses related thereto) shall nevertheless be deemed the subject of a separate and distinct Derivative Action for purposes of this Article VI.
          6.04 Success on Merits or Otherwise. If and to the extent that any Indemnified Party has been successful on the merits or otherwise in defense of any Action referred to in Section 6.02 or 3 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith without the necessity of any determination that he has met the applicable standards of conduct set forth in Sections 6.02 or 6.03.

          6.05 Determination. Except as provided in Section 6.04, any indemnification under Sections 6.02 or 6.03 (unless ordered by a court) shall be made by the corporation only upon a determination that indemnification of the Indemnified Party is proper in the circumstances because he has met the applicable standards of conduct set forth in said Sections 6.02 or 6.03. Any indemnification under Section 6.04 of this Article VI (unless ordered by a court) shall be made by the corporation only upon a determination by the corporation of the extent to which the Indemnified Party has been or would have been successful on the merits or otherwise. Any such determination shall be made (a) by a majority vote of a quorum of the whole board of directors consisting of directors who are not or were not parties to the subject Action; or (b) upon the request of a majority of the directors who are not or were not parties to such Action, or if there be none, upon the request of a majority of a quorum of the whole board of directors, by independent legal counsel (which counsel shall not be the counsel generally employed by the corporation in connection with its corporate affairs) in a written opinion; or (c) by the shareholders of the corporation at a meeting called for such purpose.
          6.06 Payment in Advance. Expenses (including attorneys’ fees) or some part thereof incurred by an Indemnified Party in defending any Action, shall be paid by the corporation in advance of the final disposition of such Action if a determination to make such payment is made on behalf of the corporation as provided in Section 6.05; of this Article VI; provided, that no such payment may be made unless the corporation shall have first received a written undertaking by or on behalf of the Indemnified Party to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article VI.
          6.07 Other Indemnification. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any Indemnified Party or other person may be entitled under the articles of incorporation, any agreement, bylaw (including without limitation any other or further Section or provision of this Article VI), vote of the shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office.
          6.08 Period of Indemnification. Any indemnification pursuant to this Article VI shall continue as to any Indemnified Party who has ceased to be a director, officer, employee, or agent of the corporation, or at the request of the corporation, was serving as and has since ceased to be a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person served as trustee, plan administrator or other fiduciary, and shall inure to the benefit of the heirs and personal representatives of such Indemnified Party. The repeal or amendment of this Article VI or of any Section or provision thereof which would have the effect of limiting, qualifying, or restricting any of the powers or rights of indemnification provided or permitted in this Article VI shall not, solely by reason of such repeal or amendment, eliminate, restrict, or otherwise affect the right or power of the corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment.

          6.09 Insurance. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any Indemnified Party against any liability asserted against him and incurred by him in his capacity of or arising out of his status as an Indemnified Party, whether or not the corporation would have the power to indemnify him against such liability under applicable provisions of law.
          6.10 Right to Impose Conditions to Indemnification. The corporation may impose, as conditions to any indemnification provided or permitted in this Article VI, such reasonable requirements and conditions as to the board of directors or shareholders may appear appropriate in each specific case and circumstance, including but not limited to any one or more of the following: (a) that any counsel representing the person to be indemnified in connection with the defense or settlement of any Action shall be counsel mutually agreeable to the person to be indemnified and to the corporation; (b) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated, or threatened against the person to be indemnified; and (c) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person’s right of recovery, and that the person to be indemnified shall execute all writing and do everything necessary to assure such rights of subrogation to the corporation.
ARTICLE VII
Miscellaneous
          7.01 Waivers of Notice. Whenever notice is required by law, by the articles of incorporation, or by these Bylaws, a waiver thereof in writing signed by the director, shareholder, or other person entitled to said notice, whether before or after the time stated therein, or his appearance at such meeting in person or (in the case of a shareholders’ meeting) by proxy, shall be equivalent to such notice.
          7.02 Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation, the president or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at all meetings of the shareholders of any other corporation, association, or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president or any vice president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

          7.03 Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its organization, and the words, “Seal, Nevada.”
          7.04 Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.
          7.05 Amendments. Subject to repeal or change by action of the shareholders, the power to alter, amend, or repeal these Bylaws shall be vested in the board of directors.
CERTIFICATE OF SECRETARY
          The undersigned certifies that the foregoing Bylaws were adopted for AmPac Farms, Inc., a Nevada corporation, by unanimous vote of its board of directors at a meeting duly convened for such purpose held on August 31, 1993.

/s/ R. Glen Woods
Secretary

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